Exhibit 99.1

OP BANCORP REPORTS NET INCOME FOR 2023 FIRST QUARTER
OF $7.5 MILLION AND DILUTED EARNINGS PER SHARE OF $0.48

2023 First Quarter Highlights compared with 2022 First Quarter:
•Financial Results:
◦Net income of $7.5 million, compared to $8.2 million
◦Diluted earnings per share of $0.48, compared to $0.53
◦Net interest income of $17.9 million, compared to $17.3 million
◦Net interest margin of 3.56%, compared to 4.12%
◦Adopted Current Expected Credit Losses (“CECL”) and recorded additional allowance for credit losses of $2.1 million on January 1, 2023
◦Reversal of credit losses of $338 thousand, compared to provision for credit losses of $341 thousand
◦Total assets of $2.2 billion, a 16% increase compared to $1.9 billion
◦Gross loans of $1.7 billion, a 18% increase compared to $1.4 billion
◦Total deposits of $1.9 billion, a 14% increase compared to $1.7 billion
•Credit Quality:
◦Allowance for credit losses to gross loans of 1.23%, compared to 1.17%, reflecting implementation of CECL
◦Net loan charge-offs (1) to average gross loans (2) of 0.02%, compared to 0.00%
◦Nonperforming loans to gross loans of 0.26%, compared to 0.20%
◦Criticized loans (3) to gross loans of 0.44%, compared to 0.27%
•Capital Levels:
◦Quarterly cash dividend of $0.12 per share, a 20% increase from $0.10 per share
◦Remained well-capitalized with a Common Equity Tier 1 (“CET1”) ratio of 12.06%.
◦Book value per common share increased to $12.02, compared to $10.97
◦Repurchased 76,990 shares of common stock at an average price of $9.25
___________________________________________________________
(1)    Annualized.
(2)    Includes loans held for sale.
(3)    Includes special mention, substandard, doubtful, and loss categories.
LOS ANGELES, April 27, 2023 — OP Bancorp (the “Company”) (NASDAQ: OPBK), the holding company of Open Bank, today reported its financial results for the first quarter of 2023. Net income for the first quarter of 2023 was $7.5 million, or $0.48 per diluted common share, compared with

$8.0 million, or $0.51 per diluted common share, for the fourth quarter of 2022, and $8.2 million, or $0.53 per diluted common share, for the first quarter of 2022.
Min Kim, President and Chief Executive Officer:
“With the unexpected recent turmoil in the banking industry, we have focused our effort on connecting with our customers to reassure them that the Company maintains strong liquidity and capital positions to withstand challenges in these unusual times,” said Min Kim, President and Chief Executive.
“Although we have experienced migration from noninterest bearing to interest bearing deposits amid higher rate environment, we did not have much outflow during the quarter. We are grateful for our customers’ loyalty and the trust that they have in us. As we continue to face many headwinds, we anticipate stress on our short-term earnings. However, we believe we are well positioned to build a stronger franchise as we remain focused in maintaining the safety and soundness of our operations.”

SELECTED FINANCIAL HIGHLIGHTS

($ in thousands, except per share data)	As of and For the Three Months Ended			% Change 1Q23 vs.
	1Q2023	4Q2022	1Q2022	4Q2022	1Q2022
Selected Income Statement Data:
Net interest income	$17,892	$20,198	$17,290	(11.4)%	3.5%
(Reversal of) provision for credit losses	(338)	977	341	n/m	n/m
Noninterest income	4,295	3,223	4,216	33.3	1.9
Noninterest expense	11,908	11,327	9,662	5.1	23.2
Income tax expense	3,083	3,089	3,351	(0.2)	(8.0)
Net Income	7,534	8,028	8,152	(6.2)	(7.6)
Diluted earnings per share	0.48	0.51	0.53	(5.9)	(9.4)
Selected Balance Sheet Data:
Gross loans	$1,692,485	$1,678,292	$1,428,410	0.8%	18.5%
Total deposits	1,904,818	1,885,771	1,672,003	1.0	13.9
Total assets	2,170,450	2,094,497	1,863,945	3.6	16.4
Average loans (1)	1,725,392	1,691,642	1,444,054	2.0	19.5
Average deposits	1,867,684	1,836,736	1,570,376	1.7	18.9
Credit Quality:
Nonperforming loans	$4,358	$3,080	$2,806	41.5%	55.3%
Net charge-offs to average gross loans (2)	0.02%	0.03%	0.00%	(0.01)%	0.02%
Allowance for credit losses to gross loans	1.23%	1.15%	1.17%	0.08%	0.06%
Allowance for credit losses to nonperforming loans	478%	625%	594%	(147)%	(116)%
Financial Ratios:
Return on average assets (2)	1.43%	1.56%	1.85%	(0.13)%	(0.42)%
Return on average equity (2)	16.82%	18.58%	19.54%	(1.76)%	(2.72)%
Net interest margin (2)	3.56%	4.08%	4.12%	(0.52)%	(0.56)%
Efficiency ratio (3)	53.67%	48.36%	44.93%	5.31%	8.74%
Common equity tier 1 capital ratio	12.06%	11.87%	12.11%	0.19%	(0.05)%
Leverage ratio	9.43%	9.38%	9.80%	0.05%	(0.37)%
Book value per common share	$12.02	$11.59	$10.97	3.7%	9.6%

(1)Includes loans held for sale.
(2)Annualized.
(3)Represents noninterest expense divided by the sum of net interest income and noninterest income.

INCOME STATEMENT HIGHLIGHTS
Net Interest Income and Net Interest Margin

($ in thousands)	For the Three Months Ended			% Change 1Q23 vs.
	1Q2023	4Q2022	1Q2022	4Q2022	1Q2022
Interest Income
Interest income	$28,594	$26,886	$17,944	6.4%	59.4%
Interest expense	10,702	6,688	654	60.0	1536.4
Net interest income	$17,892	$20,198	$17,290	(11.4)%	3.5%

($ in thousands)	For the Three Months Ended
	1Q2023			4Q2022			1Q2022
	Average Balance	Interest and Fees	Yield/Rate (1)	Average Balance	Interest and Fees	Yield/Rate (1)	Average Balance	Interest and Fees	Yield/Rate (1)
Interest-earning Assets
Loans	$1,725,392	$26,011	6.10%	$1,691,642	$24,719	5.81%	$1,444,054	$17,257	4.84%
Total interest-earning assets	2,022,146	28,594	5.71	1,966,165	26,886	5.43	1,698,799	17,944	4.28
Interest-bearing Liabilities
Interest-bearing deposits	1,196,194	10,382	3.52	1,085,331	6,598	2.41	786,915	654	0.34
Total interest-bearing liabilities	1,222,362	10,702	3.55	1,093,489	6,688	2.43	786,915	654	0.34
Ratios
Net interest Income/interest rate spreads		17,892	2.16		20,198	3.00		17,290	3.94
Net interest margin			3.56			4.08			4.12
Total deposits / cost of deposits	1,867,684	10,382	2.25	1,836,736	6,598	1.43	1,570,376	654	0.17
Total funding liabilities / cost of funds	1,893,852	10,702	2.29	1,844,894	6,688	1.44	1,570,376	654	0.17

(1)Annualized.

($ in thousands)	For the Three Months Ended						Yield Change 1Q23 vs.
	1Q2023		4Q2022		1Q2022
	Interest & Fees	Yield (1)	Interest & Fees	Yield (1)	Interest & Fees	Yield (1)	4Q2022	1Q2022
Loan Yield Component
Contractual interest rate	$25,477	5.97%	$23,694	5.57%	$15,312	4.29%	0.40%	1.68%
SBA discount accretion	974	0.23	1,034	0.24	1,433	0.40	(0.01)	(0.17)
Amortization of net deferred fees	79	0.02	46	0.01	500	0.14	0.01	(0.12)
Amortization of premium	(392)	(0.09)	(344)	(0.08)	(188)	(0.05)	(0.01)	(0.04)
Net interest recognized on nonaccrual loans	(243)	(0.06)	—	—	34	0.01	(0.06)	(0.07)
Prepayment penalties (2) and other fees	116	0.03	289	0.07	166	0.05	(0.04)	(0.02)
Yield on loans	$26,011	6.10%	$24,719	5.81%	$17,257	4.84%	0.29%	1.26%

Amortization of net deferred fees:
PPP loan forgiveness (3)	$3	—%	$15	—%	$483	0.13%	—%	(0.13)%
Other	76	0.02	31	0.01	17	0.01	0.01	0.01
Total amortization of net deferred fees	$79	0.02%	$46	0.01%	$500	0.14%	0.01%	(0.12)%

(1)Annualized.

(2)Prepayment penalty income of $3 thousand, $172 thousand and $95 thousand for the three months ended March 31, 2023, December 31, 2022 and March 31, 2022, respectively, was from commercial real estate and C&I loans.
(3)As of March 31, 2023, there were unamortized net deferred fees and unaccredited discounts of $4 thousand to be recognized over the estimated life of the loans as a yield adjustment on the loans.
Impact of Hana Loan Purchase on Average Loan Yield and Net Interest Margin

During the second quarter of 2021, the Company purchased an SBA portfolio of 638 loans with an ending balance of $100.0 million, excluding loan discount of $8.9 million from Hana Small Business Lending, Inc. (“Hana”). The following table presents impacts of the Hana loan purchase on average loan yield and net interest margin:

($ in thousands)	For the Three Months Ended
	1Q2023	4Q2022	1Q2022
Hana Loan Purchase:
Contractual interest rate	$1,400	$1,286	$976
Purchased loan discount accretion	413	374	772
Other fees	24	25	7
Total interest income	$1,837	$1,685	$1,755

Effect on average loan yield (1)	0.24%	0.20%	0.26%
Effect on net interest margin (1)	0.27%	0.22%	0.25%

($ in thousands)	For the Three Months Ended
	1Q2023			4Q2022			1Q2022
	Average Balance	Interest and Fees	Yield/ Rate	Average Balance	Interest and Fees	Yield/ Rate	Average Balance	Interest and Fees	Yield/ Rate
Average loan yield (1)	$1,725,392	$26,011	6.10%	$1,691,642	$24,719	5.81%	$1,444,054	$17,257	4.84%
Adjusted average loan yield excluding purchased Hana loans (1)(2)	1,667,155	24,174	5.86	1,631,128	23,034	5.61	1,369,423	15,502	4.58

Net interest margin (1)	2,022,146	17,892	3.56	1,966,165	20,198	4.08	1,698,799	17,290	4.12
Adjusted interest margin excluding purchased Hana loans (1)(2)	1,963,909	16,055	3.29	1,905,651	18,513	3.86	1,624,168	15,535	3.87

(1)Annualized.
(2)See reconciliation of GAAP to non-GAAP financial measures.

First Quarter 2023 vs. Fourth Quarter 2022
Net interest income decreased $2.3 million, or 11.4%, primarily due to higher interest expense on time deposits, partially offset by higher interest income on loans and available-for-sale debt securities. Net interest margin was 3.56%, a decrease of 52 basis points from 4.08%.
◦A $1.3 million increase in interest income on loans was primarily due to a $33.8 million increase in average balance and a 29 basis point increase in contractual loan yield as a result of the Federal Reserve’s rate increases.
◦A $329 thousand increase in interest income on available-for-sale debt securities was primarily due to a $24.0 million increase in average balance and a 28 basis point increase in average yield due to higher yields on recently purchased securities.

◦A $3.7 million increase in interest expense on time deposits was primarily due to a $216.8 million increase in average balance and a 126 basis point increase in average cost driven by the Federal Reserve’s rate increases.

First Quarter 2023 vs. First Quarter 2022
Net interest income increased $602 thousand, or 3.5%, primarily due to higher interest income on loans and available-for-sale debt securities, mostly offset by higher interest expenses on time deposits and money market deposits. Net interest margin was 3.56%, a decrease of 56 basis point from 4.12%.
◦An $8.8 million increase in interest income on loans was primarily due to a $281.3 million increase in average balance and a 126 basis point increase in contractual loan yield as a result of the Federal Reserve’s rate increases.
◦A $1.0 million increase in interest income on available-for-sale debt securities was primarily due to a $53.5 million increase in average balance and a 159 basis point increase in average yield due to higher yields on recently purchased securities.
◦A $6.8 million increase in interest expense on time deposits was primarily due to a $411.8 million increase in average balance and a 329 basis point increase in average cost driven by the Federal Reserve’s rate increases.
◦A $2.9 million increase in interest expense on money market deposits was primarily due to a 287 basis point increase in average cost driven by the Federal Reserve’s rate increases.
Provision for Credit Losses

($ in thousands)	For the Three Months Ended			% Change 1Q23 vs.
	1Q2023	4Q2022	1Q2022	4Q2022	1Q2022
(Reversal of) provision for credit losses on loans	$(258)	$977	$341	n/m	n/m
(Reversal of) provision for credit losses on off-balance sheet exposure (1)	(80)	74	5	n/m	n/m
Total (reversal of) provision for credit losses	$(338)	$1,051	$346	n/m	n/m

(1)     Reversal of credit losses on off-balance sheet exposure of $80 thousand for the three months ended March 31, 2023 was included in total (reversal of) provision for credit losses. Prior to CECL adoption, provisions for credit losses on off-balance sheet exposure of $74 thousand and $5 thousand for the three months ended December 31, 2022 and March 31, 2022, respectively, were included in other expenses.
First Quarter 2023 vs. Fourth Quarter 2022
The Company recorded a $338 thousand reversal of credit losses, a decrease of $1.4 million, compared with a $1.1 million provision for credit losses. The $258 thousand reversal of credit losses on loans and the $80 thousand reversal of credit losses on off-balance sheet exposure were primarily due to changes in the qualitative adjustments, reflecting improving trends in loan concentration ratios.

First Quarter 2023 vs. First Quarter 2022
The Company recorded a $338 thousand reversal of credit losses, a decrease of $684 thousand, compared with a $346 thousand provision for credit losses.

Noninterest Income

($ in thousands)	For the Three Months Ended			% Change 1Q23 vs.
	1Q2023	4Q2022	1Q2022	4Q2022	1Q2022
Noninterest income
Service charges on deposits	$418	$406	$388	3.0%	7.7%
Loan servicing fees, net of amortization	846	705	447	20.0	89.3
Gain on sale of loans	2,570	1,684	3,238	52.6	(20.6)
Other income	461	428	143	7.7	222.4
Total noninterest income	$4,295	$3,223	$4,216	33.3%	1.9%

First Quarter 2023 vs. Fourth Quarter 2022
Noninterest income increased $1.1 million, or 33.3%, primarily due to higher gain on sale of loans.
◦Gain on sale of loans was $2.6 million, an increase of $886 thousand from $1.7 million, primarily due to a higher SBA loan sold amount and a higher average sales premium. The Company sold $44.7 million in SBA loans at an average premium rate of 7.33%, compared to the sale of $32.2 million at an average premium rate of 6.13%.

First Quarter 2023 vs. First Quarter 2022
Noninterest income increased $79 thousand, or 1.9%, due to an increase in loan servicing fees and other income, mostly offset by lower gain on sale of loans.
◦Loan servicing fees were $846 thousand, an increase $399 thousand from $447 thousand, primarily due to an increase in servicing portfolio and a decrease in servicing asset amortization driven by slower loan prepayments in the first quarter of 2023.
◦Other income was $461 thousand, an increase of $318 thousand from $143 thousand, primarily due to an increase of $226 thousand in fair value of equity investment.
◦Gain on sale of loans was $2.6 million, a decrease of $668 thousand from $3.2 million, primarily due to a lower average sales premium partially offset by a higher SBA loans sold amount. The Company sold $44.7 million in SBA loans at an average premium rate of 7.33%, compared to the sale of $31.8 million at an average premium rate of 11.02%.

Noninterest Expense

($ in thousands)	For the Three Months Ended			% Change 1Q23 vs.
	1Q2023	4Q2022	1Q2022	4Q2022	1Q2022
Noninterest expense
Salaries and employee benefits	$7,252	$7,080	$5,657	2.4%	28.2%
Occupancy and equipment	1,570	1,560	1,378	0.6	13.9
Data processing and communication	550	514	493	7.0	11.6
Professional fees	359	330	324	8.8	10.8
FDIC insurance and regulatory assessments	467	176	207	165.3	125.6
Promotion and advertising	162	12	189	1,250.0	(14.3)
Directors’ fees	161	145	177	11.0	(9.0)
Foundation donation and other contributions	753	851	815	(11.5)	(7.6)
Other expenses	634	659	422	(3.8)	50.2
Total noninterest expense	$11,908	$11,327	$9,662	5.1%	23.2%

First Quarter 2023 vs. Fourth Quarter 2022
Noninterest expense increased $581 thousand, or 5.1%, primarily due to increases in FDIC insurance and regulatory assessments, salaries and employee benefits, and promotion and advertising.
◦FDIC insurance and regulatory assessments increased $291 thousand due to increases in FDIC assessment fees in 2023.
◦Salaries and employee benefits increased $172 thousand primarily due to lower employee incentive accruals in the fourth quarter of 2022.
◦Promotion and advertising increased $150 thousand primarily due to lower expense in the fourth quarter of 2022 from year-end accrual adjustments.

First Quarter 2023 vs. First Quarter 2022
Noninterest expense increased $2.2 million, or 23.2%, primarily due to higher salaries and employee benefits and FDIC insurance and regulatory assessments.
◦Salaries and employee benefits increased $1.6 million primarily due to 23 additional full-time employees to support continued growth of the Company.
◦FDIC insurance and regulatory assessments increased $260 thousand primarily due to our deposit growth from the first quarter of 2022 and increases in FDIC assessment fees in 2023.
Income Tax Expense
First Quarter 2023 vs. Fourth Quarter 2022
Income tax expense was $3.1 million, and the effective tax rate was 29.0%, compared to income tax expense of $3.1 million and the effective rate of 27.8%.

First Quarter 2023 vs. First Quarter 2022

Income tax expense was $3.1 million and the effective tax rate was 29.0%, compared to income tax expense of $3.4 million and an effective rate of 29.1%.

BALANCE SHEET HIGHLIGHTS

Loans

($ in thousands)	As of			% Change 1Q23 vs.
	1Q2023	4Q2022	1Q2022	4Q2022	1Q2022
Real estate loans	$833,615	$842,208	$730,841	(1.0)%	14.1%
SBA loans	238,994	234,717	253,064	1.8	(5.6)
C&I loans	117,841	116,951	176,934	0.8	(33.4)
Home mortgage loans	500,635	482,949	266,465	3.7	87.9
Consumer & other loans	1,400	1,467	1,106	(4.6)	26.6
Gross loans	$1,692,485	$1,678,292	$1,428,410	0.8%	18.5%

The following table presents new loan originations based on loan commitment amounts for the periods indicated:

($ in thousands)	For the Three Months Ended			% Change 1Q23 vs.
	1Q2023	4Q2022	1Q2022	4Q2022	1Q2022
Real estate loans	$24,200	$44,416	$49,868	(45.5)%	(51.5)%
SBA loans	16,258	55,594	37,400	(70.8)	(56.5)
C&I loans	7,720	46,014	11,876	(83.2)	(35.0)
Home mortgage loans	20,903	28,188	22,785	(25.8)	(8.3)
Gross loans	$69,081	$174,212	$121,929	(60.3)%	(43.3)%

The following table presents changes in gross loans by loan activity for the periods indicated:

($ in thousands)	For the Three Months Ended
	1Q2023	4Q2022	1Q2022
Loan activities:
Gross loans, beginning	$1,678,292	$1,618,018	$1,314,019
New originations	69,081	174,212	121,929
Net line advances	9,949	(80,144)	17,455
Purchases	12,142	49,980	81,552
Sales	(41,032)	(32,204)	(31,819)
Paydowns	(40,190)	(22,939)	(15,972)
Payoffs	(28,326)	(23,238)	(45,391)
PPP Payoffs	(200)	(657)	(19,079)
Decrease / (increase) in loans held for sale	36,802	(7,693)	3,185
Other	(4,033)	2,957	2,531
Total	14,193	60,274	114,391
Gross loans, ending	$1,692,485	$1,678,292	$1,428,410

As of March 31, 2023 vs. December 31, 2022

Gross loans were $1.69 billion as of March 31, 2023, up $14.2 million from December 31, 2022, primarily due to new loan originations and a decrease in loans held for sale, partially offset by loan sales, payoffs and paydowns.

New loan originations and loan payoffs and paydowns were $69.1 million and $68.7 million for the first quarter of 2023, respectively, compared with $174.2 million and $46.8 million for the fourth quarter of 2022, respectively.
As of March 31, 2023 vs. March 31, 2022

Gross loans were $1.69 billion as of March 31, 2023, up $264.1 million from March 31, 2022, primarily due to new loan originations of $592.3 million and loan purchases of $155.7 million, primarily offset by loan sales of $191.5 million and loan payoffs and paydowns of $243.1 million.

The following table presents the composition of gross loans by interest rate type accompanied with the weighted average contractual rates as of the periods indicated:

($ in thousands)	As of
	1Q2023		4Q2022		1Q2022
	%	Rate	%	Rate	%	Rate
Fixed rate	36.5%	4.76%	36.0%	4.63%	33.3%	4.11%
Hybrid rate	34.2	4.94	33.8	4.79	25.6	4.30
Variable rate	29.3	8.76	30.2	8.46	41.1	5.09
Gross loans	100.0%	5.99%	100.0%	5.84%	100.0%	4.56%

The following table presents the maturity of gross loans by interest rate type accompanied with the weighted average contractual rates for the periods indicated:

($ in thousands)	As of March 31, 2023
	Within One Year		One Year Through Five Years		After Five Years		Total
	Amount	Rate	Amount	Rate	Amount	Rate	Amount	Rate
Fixed rate	$35,609	5.49%	$342,741	4.68%	$239,129	4.76%	$617,479	4.76%
Hybrid rate	5,703	7.54	76,729	4.71	496,995	4.94	579,427	4.94
Variable rate	78,333	8.54	117,492	8.39	299,754	8.96	495,579	8.76
Gross loans	$119,645	7.58%	$536,962	5.49%	$1,035,878	6.06%	$1,692,485	5.99%

Allowance for Credit Losses

The Company adopted the CECL accounting standard effective as of January 1, 2023 under a modified retrospective approach. The adoption resulted in a $1.9 million increase to the allowance for credit losses on loans, a $184 thousand increase to the allowance for credit losses on off-balance sheet exposure, a $624 thousand increase to deferred tax assets, and a $1.5 million charge to retained earnings.

The following table presents impact of CECL adoption for allowance for credit losses and related items on January 1, 2023:

($ in thousands)	Allowance For Credit Losses on Loans	Allowance For Credit Losses on Off-Balance Sheet Exposure	Deferred Tax Assets	Retained Earnings
As of December 31, 2022	$19,241	$263	$14,316	$105,690
Day 1 adjustments on January 1, 2023	1,924	184	624	(1,484)
After Day 1 adjustments	$21,165	$447	$14,940	$104,206

The following table presents allowance for credit losses and provision for credit losses as of and for the periods presented:

($ in thousands)	As of and For the Three Months Ended			% Change 1Q23 vs.
	1Q2023	4Q2022	1Q2022	4Q2022	1Q2022
Allowance for credit losses on loans, beginning	$19,241	$18,369	$16,123	4.7%	19.3%
Impact of CECL adoption	1,924	—	—	n/m	n/m
(Reversal of) provision for credit losses (1)	(258)	977	341	n/m	n/m
Gross charge-offs	(116)	(109)	(14)	6.4	728.6%
Gross recoveries	23	4	17	475.0	35.3%
Net (charge-offs) recoveries	(93)	(105)	3	(11.4)	n/m
Allowance for credit losses on loans, ending (2)	$20,814	$19,241	$16,467	8.2%	26.4%

Allowance for credit losses on off-balance sheet exposure, beginning	$263	$189	$167	39.2%	57.5%
Impact of CECL adoption	184	—	—	n/m	n/m
(Reversal of) provision for credit losses	(80)	74	5	n/m	n/m
Allowance for credit losses on off-balance sheet exposure, ending (2)	$367	$263	$172	39.5%	113.4%

(1)    Excludes reversal of uncollectible accrued interest receivable of $205 thousand for the three months ended March 31, 2022.
(2)    Allowance for credit losses as of March 31, 2023 was calculated under the CECL methodology while allowance for loan losses for prior periods were calculated under the incurred loss methodology.
Asset Quality

($ in thousands)	As of and For the Three Months Ended			% Change 1Q23 vs.
	1Q2023	4Q2022	1Q2022	4Q2022	1Q2022
Nonperforming loans (1)	$4,358	$3,080	$2,806	41.5%	55.3%
Nonperforming assets (1)	$4,358	$3,080	$2,806	41.5%	55.3%
Nonperforming loans to gross loans	0.26%	0.18%	0.20%	0.08%	0.06%
Nonperforming assets to total assets	0.20%	0.15%	0.15%	0.05%	0.05%

Criticized loans (2):
Special mention loans	$2,617	$563	$—	364.8%	n/m
Classified loans (3)	4,763	3,307	3,848	44.0	23.8
Total criticized loans	$7,380	$3,870	$3,848	90.7%	91.8%

Criticized loans (2) to gross loans	0.44%	0.23%	0.27%	0.21%	0.17%
Classified loans (3) to gross loans	0.28%	0.20%	0.27%	0.08%	0.01%

Allowance for credit losses ratios:
As a % of gross loans	1.23%	1.15%	1.17%	0.08%	0.06%
As an adjusted % of gross loans (4)	1.27	1.18	1.24	0.09	0.03
As a % of nonperforming loans	478	625	594	(147)	(116)
As a % of nonperforming assets	478	625	594	(147)	(116)
Net charge-offs (5) to average gross loans (6)	0.02	0.03	0.00	(0.01)	0.02

(1)Includes the guaranteed portion of SBA loans totaling $1.6 million, $1.0 million and $899 thousand as of March 31, 2023, December 31, 2022 and March 31, 2022, respectively.
(2)Consists of special mention, substandard, doubtful and loss categories.
(3)Consists of substandard, doubtful and loss categories.
(4)See the Reconciliation of GAAP to NON-GAAP Financial Measures.
(5)Annualized.
(6)Includes loans held for sale

Overall, the Company continued to maintain solid asset quality with low levels of nonperforming loans and net charge-offs. Nonperforming assets and criticized loans remained below our historical norms, a reflection of our conservative credit culture and expertise in the industries we serve. Our allowance remained strong with an adjusted allowance to gross loans ratio of 1.27%.
◦Criticized loans increased by $3.5 million or 91.8% from a year ago, and the criticized loans to gross loans ratio increased by 17 basis points. Criticized loans consist of loans categorized as Special Mention, Substandard, Doubtful and Loss categories defined by regulatory authorities.
◦Nonperforming assets increased $1.6 million to $4.4 million, or 0.20% of total assets from a year ago. As of March 31, 2023, $1.6 million of nonaccrual assets consisted of guaranteed portion of SBA loans that are in liquidation. The Company did not have OREO as of March 31, 2023 or 2022.
◦Net charge-offs were $93 thousand or 0.02% of average loans in the first quarter of 2023, compared to net charge-offs of $105 thousand, or 0.03%, of average loans in the fourth quarter of 2022 and net recoveries of $3 thousand, or 0.00%, of average loans in the first quarter of 2022.
Deposits

($ in thousands)	As of						% Change 1Q23 vs.
	1Q2023		4Q2022		1Q2022
	Amount	%	Amount	%	Amount	%	4Q2022	1Q2022
Noninterest bearing deposits	$643,902	33.8%	$701,584	37.2%	$848,531	50.8%	(8.2)%	(24.1)%
Money market deposits and others	436,796	22.9	526,321	27.9	456,890	27.3	(17.0)	(4.4)
Time deposits	824,120	43.3	657,866	34.9	366,582	21.9	25.3	124.8
Total deposits	$1,904,818	100.0%	$1,885,771	100.0%	$1,672,003	100.0%	1.0%	13.9%

Estimated uninsured deposits	$900,579	47.3%	$938,329	49.8%	$952,501	57.0%	(4.0)%	(5.5)%

As of March 31, 2023 vs. December 31, 2022

Total deposits were $1.90 billion as of March 31, 2023, up $19.0 million from December 31, 2022, primarily due to growth in time deposits, mostly offset by decreases in noninterest bearing deposits and money market deposits and others. Time deposits grew $166.3 million to $824.1 million from $657.9 million, due to management’s actions to support loan growth during the third quarter of 2022 including upward adjustments of interest rates on customer deposits and increases in wholesale deposits. Noninterest-bearing deposits decreased $57.7 million to $643.9 million from $701.6 million, primarily due to decreases in transaction volumes in escrow and 1031 exchanges accounts and other decreases affected by market rate increases by the Federal Reserve. Money market deposits and others decreased $89.5 million to $436.8 million from $526.3 million, primarily due to market rate increases as a result of the Federal Reserve’s rate increases.
As of March 31, 2023 vs. March 31, 2022

Total deposits were $1.90 billion as of March 31, 2023, up $232.8 million from March 31, 2022, primarily driven by growth in time deposits, partially offset by a decrease in noninterest bearing deposits. Time deposits grew $457.5 million to $824.1 million from $366.6 million, primarily due to customers’ preference for high-rate deposit products driven by market rate increases as a result of the Federal Reserve’s rate increases. Noninterest-bearing deposits decreased $204.6 million to $643.9 million from $848.5 million, primarily due to decreases in transaction volumes in escrow and 1031 exchanges accounts and other decreases affected by market rate increases by the Federal Reserve.

The following table sets forth the maturity of time deposits as of March 31, 2023:

	As of March 31, 2023
($ in thousands)	Within Three Months	Three to Six Months	Six to Nine Months	Nine to Twelve Months	After Twelve Months	Total
Time deposits (more than $250)	$84,818	$29,657	$138,288	$158,140	$745	$411,648
Time deposits ($250 or less)	48,402	65,444	163,976	92,110	42,540	412,472
Total time deposits	$133,220	$95,101	$302,264	$250,250	$43,285	$824,120
Weighted average rate	3.88%	3.18%	4.19%	4.41%	4.06%	4.12%

OTHER HIGHLIGHTS

Liquidity

The Company maintains ample access to liquidity, including highly liquid assets on our balance sheet and available unused borrowings from other financial institutions. The following table presents the Company's liquid assets and available borrowings as of dates presented:

($ in thousands)	March 31, 2023	December 31, 2022	% Change
Liquid assets:
Cash and cash equivalents	$181,509	$82,972	118.8%
Available-for-sale debt securities	212,767	209,809	1.4%
Liquid assets	$394,276	$292,781	34.7%
Liquid assets to total assets	18.2%	14.0%

Available borrowings:
Federal Home Loan Bank—San Francisco	$406,500	$440,358	(7.7)%
Federal Reserve Bank	174,284	175,605	(0.8)%
Pacific Coast Bankers Bank	50,000	50,000	—%
Zions Bank	25,000	25,000	—%
First Horizon Bank	25,000	24,950	0.2%
Total available borrowings	$680,784	$715,913	(4.9)%
Total available borrowings to total assets	31.4%	34.2%

Liquid assets and available borrowings to total assets	49.5%	48.2%

Capital and Capital Ratios

The Company’s Board of Directors declared a quarterly cash dividend of $0.12 per share of its common stock. The cash dividend is payable on or about May 25, 2023 to all shareholders of record as of the close of business on May 11, 2023.

The Company repurchased 76,990 shares of its common stock at an average price of $9.25 during the first quarter of 2023. Since the announcement of the initial stock repurchase program in January 2019, the Company repurchased a total of 1.65 million shares of its common stock at an average repurchase price of $8.61 per share through March 31, 2023.

	Basel III
	OP Bancorp (1)	Open Bank	Minimum Well Capitalized Ratio	Minimum Capital Ratio+ Conservation Buffer (2)
Risk-Based Capital Ratios:
Total risk-based capital ratio	13.31%	13.08%	10.00%	10.50%
Tier 1 risk-based capital ratio	12.06	11.80	8.00	8.50
Common equity tier 1 ratio	12.06	11.80	6.50	7.00
Leverage ratio	9.43	9.24	5.00	4.00

(1)The capital requirements are only applicable to the Bank, and the Company's ratios are included for comparison purpose.
(2)An additional 2.5% capital conservation buffer above the minimum capital ratios are required in order to avoid limitations on distributions, including dividend payments and certain discretionary bonus to executive officers.

OP Bancorp	Basel III			% Change 1Q23 vs.
	1Q2023	4Q2022	1Q2022	4Q2022	1Q2022
Risk-Based Capital Ratios:
Total risk-based capital ratio	13.31%	13.06%	13.29%	0.25%	0.02%
Tier 1 risk-based capital ratio	12.06	11.87	12.11	0.19	(0.05)
Common equity tier 1 ratio	12.06	11.87	12.11	0.19	(0.05)
Leverage ratio	9.43	9.38	9.80	0.05	(0.37)
Risk-weighted Assets ($ in thousands)	$1,659,737	$1,638,040	$1,427,569	1.32	16.26

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

In addition to GAAP measures, management uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance.

Pre-provision net revenue removes provision for credit losses and income tax expense. Management believes that this non-GAAP measure, when taken together with the corresponding GAAP financial measures (as applicable), provides meaningful supplemental information regarding our performance. This non-GAAP financial measure also facilitates a comparison of our performance to prior periods.

($ in thousands)		For the Three Months Ended
		1Q2023	4Q2022	1Q2022
Interest income		$28,594	$26,886	$17,944
Interest expense		10,702	6,688	654
Net interest income		17,892	20,198	17,290
Noninterest income		4,295	3,223	4,216
Noninterest expense		11,908	11,327	9,662
Pre-provision net revenue	(a)	$10,279	$12,094	$11,844
Reconciliation to net income:
(Reversal of) provision for credit losses	(b)	$(338)	$977	$341
Income tax expense	(c)	3,083	3,089	3,351
Net income	(a)+(b) +(c)	$7,534	$8,028	$8,152

During the second quarter of 2021, the Company purchased 638 loans from Hana for a total purchase price of $97.6 million. The Company evaluated $100.0 million of the loans purchased in accordance with the provisions of ASC 310-20, Nonrefundable Fees and Other Costs, which were recorded with a $8.9 million discount. As a result, the fair value discount on these loans is being accreted into interest income over the expected life of the loans using the effective yield method. Adjusted loan yield and net interest margin for the three months ended March 31, 2023, December 31, 2022 and March 31, 2022 excluded the impacts of contractual interest and discount accretion of the purchased Hana loans as management does not consider purchasing loan portfolios to be normal or recurring transactions. Management believes that presenting the adjusted average loan yield and net interest margin provide comparability to prior periods and these non-GAAP financial measures provide supplemental information regarding the Company’s performance.

($ in thousands)		For the Three Months Ended
		1Q2023	4Q2022	1Q2022
Yield on Average Loans
Interest income on loans		$26,011	$24,719	$17,257
Less: interest income on purchased Hana loans		1,837	1,685	1,755
Adjusted interest income on loans	(a)	$24,174	$23,034	$15,502

Average loans		$1,725,392	$1,691,642	$1,444,054
Less: Average purchased Hana loans		58,237	60,514	74,631
Adjusted average loans	(b)	$1,667,155	$1,631,128	$1,369,423

Average loan yield (1)		6.10%	5.81%	4.84%
Effect on average loan yield (1)		0.24%	0.20%	0.26%
Adjusted average loan yield (1)	(a)/(b)	5.86%	5.61%	4.58%

Net Interest Margin
Net interest income		$17,892	$20,198	$17,290
Less: interest income on purchased Hana loans		1,837	1,685	1,755
Adjusted net interest income	(c)	$16,055	$18,513	$15,535

Average interest-earning assets		$2,022,146	$1,966,165	$1,698,799
Less: Average purchased Hana loans		58,237	60,514	74,631
Adjusted average interest-earning assets	(d)	$1,963,909	$1,905,651	$1,624,168

Net interest margin (1)		3.56%	4.08%	4.12%
Effect on net interest margin (1)		0.27	0.22	0.25
Adjusted net interest margin (1)	(c)/(d)	3.29%	3.86%	3.87%

(1)Annualized.

Adjusted allowance to gross loans ratio removes the impacts of purchased Hana loans, PPP loans and allowance on accrued interest receivable. Management believes that this ratio provides greater consistency and comparability between the Company’s results and those of its peer banks.

($ in thousands)		For the Three Months Ended
		1Q2023	4Q2022	1Q2022
Gross loans		$1,692,485	$1,678,292	$1,428,410
Less: Purchased Hana loans		(56,717)	(58,966)	(71,377)
PPP loans (1)		(247)	(434)	(21,016)
Adjusted gross loans	(a)	$1,635,521	$1,618,892	$1,336,017

Accrued interest receivable on loans		$6,440	$6,413	$4,494
Less: Accrued interest receivable on purchased Hana loans		(432)	(397)	(295)
Accrued interest receivable on PPP loans (2)		(5)	(8)	(229)
Add: Allowance on accrued interest receivable		—	—	—
Adjusted accrued interest receivable on loans	(b)	$6,003	$6,008	$3,970

Adjusted gross loans and accrued interest receivable	(a)+(b) =(c)	$1,641,524	$1,624,900	$1,339,987

Allowance for credit losses		$20,814	$19,241	$16,672
Add: Allowance on accrued interest receivable		—	—	—
Adjusted Allowance	(d)	$20,814	$19,241	$16,672

Adjusted allowance to gross loans ratio	(d)/(c)	1.27%	1.18%	1.24%

(1)Excludes purchased PPP loans of $8 thousand and $1.0 million as of December 31, 2022 and March 31, 2022, respectively.
(2)Excludes purchased accrued interest receivable on PPP loans of $11 thousand as of March 31, 2022.

ABOUT OP BANCORP
OP Bancorp, the holding company for Open Bank (the “Bank”), is a California corporation whose common stock is quoted on the Nasdaq Global Market under the ticker symbol, “OPBK.” The Bank is engaged in the general commercial banking business in Los Angeles, Orange, and Santa Clara Counties, California, and Carrollton, Texas and is focused on serving the banking needs of small- and medium-sized businesses, professionals, and residents with a particular emphasis on Korean and other ethnic minority communities. The Bank currently operates ten full-service branch offices in Downtown Los Angeles, Los Angeles Fashion District, Los Angeles Koreatown, Cerritos, Gardena, Buena Park, and Santa Clara, California and Carrollton, Texas. The Bank also has four loan production offices in Pleasanton, California, Atlanta, Georgia, Aurora, Colorado, and Lynnwood, Washington. The Bank commenced its operations on June 10, 2005 as First Standard Bank and changed its name to Open Bank in October 2010. Its headquarters is located at 1000 Wilshire Blvd., Suite 500, Los Angeles, California 90017. Phone 213.892.9999; www.myopenbank.com.
Cautionary Note Regarding Forward-Looking Statements
Certain matters set forth herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to: business and economic conditions, particularly those affecting the financial services industry and our primary market areas; the continuing effects of inflation and monetary policies, and the impacts of those circumstances upon our current and prospective borrowers and depositors; our ability to mitigate and manage deposit liabilities in a manner that balances the need to meet current and expected withdrawals while investing a sufficient portion of our assets to promote strong earning capacity; our ability to successfully manage our credit risk and the sufficiency of our allowance for credit losses; factors that can impact the performance of our loan portfolio, including real estate values and liquidity in our primary market areas, the financial health of our commercial borrowers, the success of construction projects that we finance, including any loans acquired in acquisition transactions; our ability to effectively execute our strategic plan and manage our growth; interest rate fluctuations, which could have an adverse effect on our profitability; external economic and/or market factors, such as changes in monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve, inflation or deflation, changes in the demand for loans, and fluctuations in consumer spending, borrowing and savings habits, which may have an adverse impact on our financial condition; continued or increasing competition from other financial institutions, credit unions, and non-bank financial services companies, many of which are subject to less restrictive or less costly regulations than we are; challenges arising from unsuccessful attempts to expand into new geographic markets, products, or services; restraints on the ability of Open Bank to pay dividends to us, which could limit our liquidity; increased capital requirements imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all; a failure in the internal controls we have implemented to address the risks inherent to the business of banking; inaccuracies in our assumptions about future events, which could result in material differences between our financial projections and actual financial performance, particularly with respect to the effects of predictions of future economic conditions as those circumstances affect our estimates for the adequacy of our allowance for credit losses and the related provision expense; changes in our management personnel or our inability to retain motivate and hire qualified management personnel; disruptions, security breaches, or other adverse events, failures or interruptions in, or attacks on, our information technology systems; disruptions, security breaches, or other adverse events affecting the third-party vendors who perform several of our critical processing functions; an inability to keep pace with the rate of technological advances due to a lack of resources to invest in new technologies; risks related to potential acquisitions;

political developments, uncertainties or instability, catastrophic events, acts of war or terrorism, or natural disasters, such as earthquakes, fires, drought, pandemic diseases (such as the coronavirus) or extreme weather events, any of which may affect services we use or affect our customers, employees or third parties with which we conduct business; incremental costs and obligations associated with operating as a public company; the impact of any claims or legal actions to which we may be subject, including any effect on our reputation; compliance with governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities and tax matters, and our ability to maintain licenses required in connection with commercial mortgage origination, sale and servicing operations; changes in federal tax law or policy; and our ability the manage the foregoing and other factors set forth in the Company’s public reports. We describe these and other risks that could affect our results in Item 1A. “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2022 and in our other subsequent filings with the Securities and Exchange Commission.
Contact
Investor Relations
OP Bancorp
Christine Oh
EVP & CFO
213.892.1192
Christine.oh@myopenbank.com

CONSOLIDATED BALANCE SHEETS (unaudited)

($ in thousands)	As of			% Change 1Q23 vs.
	1Q2023	4Q2022	1Q2022	4Q2022	1Q2022
Assets
Cash and due from banks	$16,781	$12,952	$18,206	29.6%	(7.8)%
Interest-bearing deposits in other banks	164,728	70,020	111,770	135.3	47.4
Cash and cash equivalents	181,509	82,972	129,976	118.8	39.6
Available-for-sale debt securities, at fair value	212,767	209,809	161,182	1.4	32.0
Other investments	12,172	12,098	10,836	0.6	12.3
Loans held for sale	7,534	44,335	86,243	(83.0)	(91.3)
Commercial real estate loans	833,615	842,208	730,841	(1.0)	14.1
SBA loans	238,994	234,717	253,064	1.8	(5.6)
C&I loans	117,841	116,951	176,934	0.8	(33.4)
Home mortgage loans	500,635	482,949	266,465	3.7	87.9
Consumer loans	1,400	1,467	1,106	(4.6)	26.6
Gross loans receivable	1,692,485	1,678,292	1,428,410	0.8	18.5
Allowance for credit losses	(20,814)	(19,241)	(16,672)	8.2	24.8
Net loans receivable	1,671,671	1,659,051	1,411,738	0.8	18.4
Premises and equipment, net	4,647	4,400	4,570	5.6	1.7
Accrued interest receivable, net	7,302	7,180	4,893	1.7	49.2
Servicing assets	12,898	12,759	12,341	1.1	4.5
Company owned life insurance	21,762	21,613	11,197	0.7	94.4
Deferred tax assets, net	12,008	14,316	10,882	(16.1)	10.3
Operating right-of-use assets	9,459	9,097	8,471	4.0	11.7
Other assets	16,721	16,867	11,616	(0.9)	43.9
Total assets	$2,170,450	$2,094,497	$1,863,945	3.6%	16.4%
Liabilities and Shareholders' Equity
Liabilities:
Noninterest bearing	$643,902	$701,584	$848,531	(8.2)%	(24.1)%
Money market and others	436,796	526,321	456,890	(17.0)	(4.4)
Time deposits greater than $250	411,648	356,197	192,849	15.6	113.5
Other time deposits	412,472	301,669	173,733	36.7	137.4
Total deposits	1,904,818	1,885,771	1,672,003	1.0	13.9
Federal Home Loan Bank advances	50,000	—	—	n/m	n/m
Accrued interest payable	5,751	2,771	548	107.5	949.5
Operating lease liabilities	10,513	10,213	9,839	2.9	6.9
Other liabilities	15,587	18,826	15,564	(17.2)	0.1
Total liabilities	1,986,669	1,917,581	1,697,954	3.6	17.0
Shareholders' equity:
Common stock	79,475	79,326	78,718	0.2	1.0
Additional paid-in capital	10,056	9,743	8,860	3.2	13.5
Retained earnings	109,908	105,690	85,694	4.0	28.3
Accumulated other comprehensive loss	(15,658)	(17,843)	(7,281)	(12.2)	115.1
Total shareholders’ equity	183,781	176,916	165,991	3.9	10.7
Total liabilities and shareholders' equity	$2,170,450	$2,094,497	$1,863,945	3.6%	16.4%

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

($ in thousands, except share and per share data)	For the Three Months Ended			% Change 1Q23 vs.
	1Q2023	4Q2022	1Q2022	4Q2022	1Q2022
Interest income
Interest and fees on loans	$26,011	$24,719	$17,257	5.2%	50.7%
Interest on available-for-sale debt securities	1,566	1,237	530	26.6	195.5
Other interest income	1,017	930	157	9.4	547.8
Total interest income	28,594	26,886	17,944	6.4	59.4
Interest expense
Interest on deposits	10,382	6,597	654	57.4	1487.5
Interest on borrowings	320	91	—	252%	n/m
Total interest expense	10,702	6,688	654	60.0	n/m
Net interest income	17,892	20,198	17,290	(11.4)	3.5
(Reversal of) provision for credit losses	(338)	977	341	n/m	n/m
Net interest income after provision for credit losses	18,230	19,221	16,949	(5.2)	7.6
Noninterest income
Service charges on deposits	418	406	388	3.0	7.7
Loan servicing fees, net of amortization	846	705	447	20.0	89.3
Gain on sale of loans	2,570	1,684	3,238	52.6	(20.6)
Other income	461	428	143	7.7	222.4
Total noninterest income	4,295	3,223	4,216	33.3	1.9
Noninterest expense
Salaries and employee benefits	7,252	7,080	5,657	2.4	28.2
Occupancy and equipment	1,570	1,560	1,378	0.6	13.9
Data processing and communication	550	514	493	7.0	11.6
Professional fees	359	330	324	8.8	10.8
FDIC insurance and regulatory assessments	467	176	207	165.3	125.6
Promotion and advertising	162	12	189	1250.0	(14.3)
Directors’ fees	161	145	177	11.0	(9.0)
Foundation donation and other contributions	753	851	815	(11.5)	(7.6)
Other expenses	634	659	422	(3.8)	50.2
Total noninterest expense	11,908	11,327	9,662	5.1	23.2
Income before income tax expense	10,617	11,117	11,503	(4.5)	(7.7)
Income tax expense	3,083	3,089	3,351	(0.2)	(8.0)
Net income	$7,534	$8,028	$8,152	(6.2)%	(7.6)%

Book value per share	$12.02	$11.59	$10.97	3.7%	9.6%
Earnings per share - Basic	$0.48	0.52	$0.53	(7.7)	(9.4)
Earnings per share - Diluted	$0.48	0.51	$0.53	(5.9)	(9.4)

Shares of common stock outstanding, at period end	15,286,558	15,270,344	15,137,808	0.1	1.0
Weighted average shares:
- Basic	15,284,350	15,208,308	15,137,808	0.5	1.0
- Diluted	15,312,673	15,264,971	15,242,214	0.3	0.5

Key Ratios

	For the Three Months Ended			Change 1Q23 vs.
	1Q2023	4Q2022	1Q2022	4Q2022	1Q2022
Return on average assets (ROA) (1)	1.43%	1.56%	1.85%	(0.1)%	(0.4)%
Return on average equity (ROE) (1)	16.82	18.58	19.54	(1.8)	(2.7)
Net interest margin (1)	3.56	4.08	4.12	(0.5)	(0.6)
Efficiency ratio	53.67	48.36	44.93	5.3	8.7

Total risk-based capital ratio	13.31%	13.06%	13.29%	0.3%	—%
Tier 1 risk-based capital ratio	12.06	11.87	12.11	0.2	(0.1)
Common equity tier 1 ratio	12.06	11.87	12.11	0.2	(0.1)
Leverage ratio	9.43	9.38	9.80	0.1	(0.4)

(1)Annualized.

ASSET QUALITY

($ in thousands)	As of and For the Three Months Ended
	1Q2023	4Q2022	1Q2022
Nonaccrual loans (1)	$4,112	$2,639	$2,806
Loans 90 days or more past due, accruing (2)	246	441	—
Nonperforming loans	4,358	3,080	2,806
Other real estate owned ("OREO")	—	—	—
Nonperforming assets	$4,358	$3,080	$2,806

Criticized loans (3) by loan type:
Commercial real estate	$560	$563	$—
SBA loans	5,284	1,472	2,543
C&I loans	271	555	305
Home mortgage loans	1,265	1,280	1,000
Total criticized loans (3)	$7,380	$3,870	$3,848

Nonperforming assets/total assets	0.20%	0.15%	0.15%
Nonperforming assets / gross loans plus OREO	0.26	0.18	0.20
Nonperforming loans / gross loans	0.26	0.18	0.20
Allowance for credit losses / nonperforming loans	478	625	594
Allowance for credit losses / nonperforming assets	478	625	594
Allowance for credit losses / gross loans	1.23	1.15	1.17
Criticized loans (3) / gross loans	0.44	0.23	0.27
Classified loans / gross loans	0.28	0.20	0.27

Net charge-offs (recoveries)	$93	$105	$(3)
Net charge-offs (recoveries) to average gross loans (4)	0.02%	0.03%	(0.00)%

(1)Includes the guaranteed portion of SBA loans that are in liquidation totaling $1.6 million, $606 thousand and $899 thousand as of March 31, 2023, December 31, 2022 and March 31, 2022, respectively.
(2)Includes the guaranteed portion of PPP loans totaling $441 thousand as of December 31, 2022.
(3)Consists of special mention, substandard, doubtful and loss categories.
(4)Annualized.

($ in thousands)	1Q2023	4Q2022	1Q2022
Accruing delinquent loans 30-89 days past due
30-59 days	$4,866	$1,918	$201
60-89 days	—	1,559	—
Total (1)	$4,866	$3,477	$201

(1)Includes the guaranteed portion of PPP loans totaling $9 thousand as of March 31, 2022.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS

	For the Three Months Ended
	1Q2023			4Q2022			1Q2022
($ in thousands)	Average Balance	Interest and Fees	Yield/ Rate (1)	Average Balance	Interest and Fees	Yield/ Rate (1)	Average Balance	Interest and Fees	Yield/ Rate (1)
Interest-earning assets:
Interest-bearing deposits in other banks	$74,162	$846	4.56%	$75,988	$734	3.78%	$86,875	$42	0.19%
Federal funds sold and other investments	12,130	171	5.65	12,074	196	6.47	10,957	115	4.19
Available-for-sale debt securities, at fair value	210,462	1,566	2.94	186,461	1,237	2.66	156,913	530	1.35
Commercial real estate loans	840,402	11,179	5.39	836,609	11,172	5.30	710,993	7,802	4.45
SBA loans	274,889	6,982	10.30	289,408	6,681	9.16	358,725	5,834	6.60
C&I loans	121,915	2,200	7.32	114,265	1,917	6.66	156,355	1,536	3.98
Home mortgage loans	486,800	5,633	4.63	449,684	4,929	4.38	217,103	2,074	3.82
Consumer loans	1,386	17	5.07	1,676	20	4.80	878	11	4.88
Loans (2)	1,725,392	26,011	6.10	1,691,642	24,719	5.81	1,444,054	17,257	4.84
Total interest-earning assets	2,022,146	28,594	5.71	1,966,165	26,886	5.43	1,698,799	17,944	4.28
Noninterest-earning assets	82,538			87,189			63,016
Total assets	$2,104,684			$2,053,354			$1,761,815

Interest-bearing liabilities:
Money market deposits and others	$409,813	$3,150	3.12%	$515,747	$3,045	2.34%	$412,295	$251	0.25%
Time deposits	786,381	7,232	3.73	569,584	3,553	2.47	374,620	403	0.44
Total interest-bearing deposits	1,196,194	10,382	3.52	1,085,331	6,598	2.41	786,915	654	0.34
Borrowings	26,168	320	4.95	8,158	90	4.35	—	—	—
Total interest-bearing liabilities	1,222,362	10,702	3.55	1,093,489	6,688	2.43	786,915	654	0.34
Noninterest-bearing liabilities:
Noninterest-bearing deposits	671,490			751,405			783,461
Other noninterest-bearing liabilities	31,648			35,593			24,599
Total noninterest-bearing liabilities	703,138			786,998			808,060
Shareholders’ equity	179,184			172,867			166,840
Total liabilities and shareholders’ equity	$2,104,684			2,053,354			1,761,815

Net interest income / interest rate spreads		$17,892	2.16%		$20,198	3.00%		$17,290	3.94%
Net interest margin			3.56%			4.08%			4.12%

Cost of deposits & cost of funds:
Total deposits / cost of deposits	$1,867,684	$10,382	2.25%	$1,836,736	$6,598	1.43%	1,570,376	$654	0.17%
Total funding liabilities / cost of funds	$1,893,852	$10,702	2.29%	$1,844,894	$6,688	1.44%	1,570,376	$654	0.17%

(1)Annualized.
(2)Includes loans held for sale.